UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

ABVC BIOPHARMA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

ABVC BIOPHARMA, INC.

44370 Old Warm Springs Blvd., Fremont, CA 94538

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of ABVC BioPharma, Inc.:

You are cordially invited to attend the special shareholder meeting of ABVC BioPharma, Inc. (the “Company” or “ABVC”) to be held on May 30, 2024 at 9:00 p.m., local time in Taiwan (or 9:00 a.m. EST), as a virtual electronic meeting using a Zoom video webinar (the “Meeting”). Due to concerns regarding the coronavirus pandemic and to assist in protecting the well-being and health of our shareholders and employees, the Meeting will be held virtually via the Internet only with no physical in-person meeting excluding the Board of Directors. Technology will be incorporated into the Meeting to increase efficiency and provide for shareholder participation. In addition to on-line attendance, shareholders can hear all portions of the Meeting, submit written questions during the Meeting and listen to live responses to shareholder questions.

To attend the virtual Meeting, go to the Zoom link below:

https://us06web.zoom.us/j/84730414363

After you register with your name and email address, so that we can log attendees, you will be taken into the waiting room until the meeting begins.

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of ABVC BioPharma, Inc. (the “Company”) for use at the special meeting of Shareholders of the Company (the “Meeting”) and at all adjournments and postponements thereof. The Meeting will be held on May 30, 2024, at 9:00 p.m., local time in Taiwan (or 9:00 a.m. EST), to consider and vote upon the following proposal:

To authorize, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our common stock, including upon the exercise of warrants, issuable pursuant to a real estate purchase agreement by and among the Company and Shuling Jiang (“Shuling”), dated February 6, 2024, (the “Agreement”) in an amount equal to or in excess of 20% of our common stock outstanding on the date of the Agreement (the “Issuance Proposal”).

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL.

Holders of record of the Company’s Common Stock at the close of business on April 25, 2024 (the “Record Date”) will be entitled to notice of, and to vote at, this Meeting and any adjournment or postponement thereof. Each share of Common Stock entitles the holder thereof to one vote.

Your vote is important, regardless of the number of shares you own. Due to the virtual nature of the Meeting, you are urged to vote in favor of the proposal by so indicating on the enclosed Proxy and by signing and returning the enclosed Proxy as promptly as possible, before 11:59 p.m. EST on May 29, 2024, whether or not you plan to attend the Meeting virtually. The enclosed Proxy is solicited by the Company’s Board of Directors. Any shareholder giving a Proxy may revoke it prior to the time it is voted by notifying the Secretary, in writing, to that effect, by filing with him/her a later dated Proxy. You will not be able to vote at the Meeting; therefore, it is strongly recommended that you complete the enclosed proxy card before 11:59 p.m. EST on May 29, 2024, to ensure that your shares will be represented at this Meeting.

A complete list of Shareholders of record entitled to vote at this Meeting will be available for ten days before this Meeting at the principal executive office of the Company for inspection by Shareholders during ordinary business hours for any purpose germane to this Meeting.

Whether or not you plan to attend the special meeting, we urge you to read this notice carefully and to vote your shares. Your vote is very important. If you are a registered shareholder, please vote your shares as soon as possible by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the special meeting. If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted FOR the Issuance Proposal being considered at the special meeting.

I want to thank all of our shareholders as we look forward to what we believe will be an exciting future for our business.

We strongly encourage you to vote by proxy as described in the Proxy Statement so that your vote can be counted.

This notice and the enclosed proxy statement are first being mailed to Shareholders on or about May 8, 2024.

You are urged to review carefully the information contained in the enclosed proxy statement prior to deciding how to vote your shares.

By Order of the Board,

/s/ Uttam Patil
Uttam Patil
Chief Executive Officer
May 1, 2024

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED “FOR” THE ISSUANCE PROPOSAL.

Important Notice Regarding the Availability of Proxy Materials

for the Special Shareholder Meeting to Be Held at 9:00 p.m., local time in Taiwan (or 9:00 a.m. EST) on

May 30, 2024 Eastern Standard Time

The Notice of Special Meeting and proxy statement are available at www.proxyvote.com.

i

ABVC BioPharma, Inc.

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

to be held on May 30, 2024, at 9:00 p.m., local time in Taiwan, 9:00 a.m. Eastern Standard Time

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving this proxy statement?

This notice provides some details about the proposal on which our Board would like you, as a stockholder, to vote at the Meeting, which will take place at 9:00 p.m., local time in Taiwan (or 9:00 a.m. EST), on Thursday, May 30, 2024 via the Zoom link below. The Company has decided to hold the Special Meeting of Shareholders as a virtual electronic meeting using Zoom video webinar. The Meeting will be held virtually via the Internet only with no physical in-person meeting except the Board of Directors. In addition to on-line attendance, shareholders can hear all portions of the Meeting, submit written questions during the Meeting and listen to live responses to shareholder questions.

To attend the virtual Meeting via Zoom, go to the link below:

https://us06web.zoom.us/j/84730414363

After you register with your name and email address, so that we can log attendees, you will be taken into the waiting room until the meeting begins.

We recommend you log in at least 15 minutes before the Meeting to ensure you are logged in when the meeting starts.

Shareholders are being asked to consider and vote upon a proposal to grant the Board authority to issue shares of common stock in excess of 20% of the number of shares issued and outstanding prior to the entry into a certain agreement, as further described herein.

This proxy statement also gives you information on the proposal so that you can make an informed decision. You should read it carefully. Your vote is important. You are encouraged to submit your proxy card as soon as possible after carefully reviewing this proxy statement.

In this proxy statement, we refer to ABVC BioPharma, Inc. as the “Company”, “we”, “us” or “our.”

Who can vote at this Meeting?

Shareholders who owned shares of our common stock, $0.001 par value per share (the “Common Stock”) on April 25, 2024 (the “Record Date”) may attend and vote at this Meeting. There were [     ] shares of Common Stock outstanding on the Record Date. All shares of Common Stock shall have one vote per share.

What is the proxy card?

The card enables you to appoint Uttam Patil as your representative at this Meeting. By completing and returning the proxy card, you are authorizing these persons to vote your shares at this Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend this Meeting. Even if you plan to attend this Meeting, it is strongly recommended to complete and return your proxy card before 11:59 p.m. EST on May 29, 2024 in case your plans change. If a proposal comes up for vote at this Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

How does the Board recommend that I vote?

Our Board unanimously recommends that stockholders vote “FOR” the Issuance Proposal.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Certain of our Shareholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record/Registered Shareholders

If, on the Record Date, your shares were registered directly in your name with our transfer agent, Vstock Transfer, you are a “Shareholder of record” and we are sending these proxy materials directly to you. As the Shareholder of record, you have the right to direct the voting of your shares by returning the enclosed proxy card to us. Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy card to ensure that your vote is counted.

Beneficial Owner

If, on the Record Date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the Shareholder of record for purposes of voting at the Meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares and to attend the Meeting. However, since you are not the Shareholder of record, you may not vote these shares in person unless you receive a valid proxy from your brokerage firm, bank or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank or other nominee holder. If you do not make this request, you can still vote by using the voting instruction card enclosed with this proxy statement.

How do I vote?

If you were a stockholder of record of the common stock on the Record Date, you may vote in any of the methods described below. Each share of common stock entitles the holder thereof to one vote on the proposal.

You may vote in one of three ways:

●	Over the Internet

If your shares are registered in your name: Vote your shares over the Internet by accessing the proxy online voting website at: www.proxyvote.com and following the on-screen instructions. You will need the control numbers that appear on your proxy card when you access the web page.

If your shares are held in the name of a broker, bank or other nominee: Vote your shares over the Internet by following the voting instructions that you receive from such broker, bank or other nominee.

●	By Telephone

If your shares are registered in your name: Vote your shares over the telephone by accessing the telephone voting system toll-free at 1-800-690-6903 in the United States and from foreign countries using any touch-tone telephone and following the telephone voting instructions. The telephone instructions will lead you through the voting process. You will need the Company number, account and control numbers that appear on your proxy card.

●	By Mail

Vote by signing and dating the proxy card(s) and returning the card(s) in the prepaid envelope.

If we receive your proxy card prior to this Meeting and if you mark your voting instructions on the proxy card, your shares will be voted:

i.	as you instruct; and

ii.	according to the best judgment of the appointed Proxy if a proposal comes up for a vote at this Meeting that is not on the proxy card.

If you return a signed card, but do not provide voting instructions, your shares will be voted:

●	FOR the Issuance Proposal;

●	According to the best judgment of Dr. Doong if a proposal comes up for a vote at the Meeting that is not on the proxy card.

If I plan on attending the Meeting, should I return my proxy card?

Yes. Whether or not you plan to attend the Meeting, after carefully reading and considering the information contained in this proxy statement, please complete and sign your proxy card. Then return the proxy card in the pre-addressed, postage-paid envelope provided herewith as soon as possible, but prior to 11:59 p.m. EST on May 29, 2024, so your shares may be represented at the Meeting. There will not be any voting at the Meeting.

May I change my mind after I return my proxy?

Yes. You may revoke your proxy and change your vote at any time before the polls close at this Meeting. You may do this by:

●	sending a written notice to the Secretary of the Company at the Company’s executive offices stating that you would like to revoke your proxy of a particular date; or

●	signing another proxy card with a later date and returning it to the Secretary before the polls close at this Meeting.

What does it mean if I receive more than one proxy card?

You may have multiple accounts at the transfer agent and/or with brokerage firms. Please sign and return all proxy cards to ensure that all of your shares are voted.

What happens if I do not indicate how to vote my proxy?

Signed and dated proxies received by the Company without an indication of how the Shareholder desires to vote on a proposal will be voted in favor of the Issuance Proposal.

Will my shares be voted if I do not sign and return my proxy card?

If you do not sign and return your proxy card, your shares will not be voted.

How many votes are required to approve the Issuance Proposal?

The proposal to grant the Board authority to issue the shares subject to the Issuance Proposal requires the affirmative vote of a majority of the votes cast at the Meeting by the holders of shares of Common Stock entitled to vote.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying Shareholders are kept confidential and will not be disclosed, except as may be necessary to meet legal requirements.

Where do I find the voting results of this Meeting?

We will announce voting results at this Meeting and also file a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) reporting the voting results.

Who can help answer my questions?

You can contact Yvonne Chen at info@ambrivis.com or by sending a letter to the offices of the Company at 44370 Old Warm Springs Blvd., Fremont, CA 94538 with any questions about the proposal described in this proxy statement or how to execute your vote.

WHERE CAN I GET A COPY OF THE PROXY MATERIALS?

Copies of the proxy card and the Notice and this Proxy Statement are available on our Company’s website at http://www.abvcpharma.com. The contents of that website are not a part of this Proxy Statement.

THE SPECIAL MEETING

General

We are furnishing this proxy statement to you, as a shareholder of ABVC BioPharma, Inc., as part of the solicitation of proxies by our Board for use at the Meeting to be held on May 30, 2024, and any adjournment or postponement thereof. This proxy statement is first being furnished to Shareholders on or about May 8, 2024. This proxy statement provides you with information you need to know to be able to vote.

Date, Time and Place of the Meeting

The Meeting will be held virtually on May 30, 2024, at 9:00 p.m., local time in Taiwan/9:00 a.m. EST, or such other date, time and place to which the Meeting may be adjourned or postponed.

Purpose of the Meeting

At the Meeting, the Company will ask Shareholders to consider and vote upon the following proposal:

To authorize, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our common stock issuable pursuant to a real estate purchase agreement by and among the Company and Shuling Jiang (“Shuling”), dated February 6, 2024, (the “Agreement”) in an amount equal to or in excess of 20% of our common stock outstanding on the date of the Agreement (the “Issuance Proposal”).

Record Date and Voting Power

Our Board fixed the close of business on April 25, 2024, as the record date for the determination of the outstanding shares of Common Stock entitled to notice of, and to vote on, the matters presented at this Meeting. As of the Record Date, there were [     ] shares of Common Stock outstanding. Each share of Common Stock entitles the holder thereof to one vote. Accordingly, a total of [     ] votes may be cast at this Meeting.

Quorum and Required Vote

A quorum of Shareholders is necessary to hold a valid meeting. The presence in person or by proxy of the holders of one-third (33 1/3%) of the outstanding voting securities of the Company constitutes a quorum. Abstentions and broker non-votes (i.e. shares held by brokers on behalf of their customers, which may not be voted on certain matters because the brokers have not received specific voting instructions from their customers with respect to such matters) will be counted solely for the purpose of determining whether a quorum is present at the Meeting.

The Issuance Proposal requires the affirmative vote of the majority of the shares present in person or represented by proxy at the Meeting and entitled to vote thereon. Abstentions and broker non-votes will have no direct effect on the outcome of this proposal.

Revocability of Proxies

Any proxy may be revoked by the shareholder of record giving it at any time before it is voted. A proxy may be revoked by (A) sending to our Secretary, at ABVC BioPharma, Inc., 44370 Old Warm Springs Blvd., Fremont, CA 94538, USA, either (i) a written notice of revocation bearing a date later than the date of such proxy or (ii) a subsequent proxy relating to the same shares.

If the shares are held by the broker or bank as a nominee or agent, the beneficial owners should follow the instructions provided by their broker or bank.

Proxy Solicitation Costs

The cost of preparing, assembling, printing and mailing this proxy statement and the accompanying form of proxy, and the cost of soliciting proxies relating to this Meeting, will be borne by the Company. If any additional solicitation of the holders of our outstanding shares of Common Stock is deemed necessary, we (through our directors and officers) anticipate making such solicitation directly. The solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers, directors and other employees of the Company, but no additional compensation will be paid to such individuals.

No Right of Appraisal

Under Nevada law, the Company’s stockholders are not entitled to appraisal rights in connection with the proposal to be acted upon at the Meeting.

Who Can Answer Your Questions about Voting Your Shares

You can contact Yvonne Chen at info@ambrivis.com or by sending a letter to the offices of the Company at 44370 Old Warm Springs Blvd., Fremont, CA 94538, USA, with any questions about the proposal described in this proxy statement or how to execute your vote.

Principal Offices

The principal executive offices of our Company are located at 44370 Old Warm Springs Blvd., Fremont, CA 94538. The Company’s telephone number at such address is 510-668-0881.

Beneficial Ownership

The following table sets forth certain information regarding beneficial ownership of our common stock as of the Record Date (i) each person (or group of affiliated persons) who is known by us to own more than five percent (5%) of the outstanding shares of our common stock, (ii) each director, executive officer and director nominee, and (iii) all of our directors, executive officers and director nominees as a group.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of the date of the respective table. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of the date of the respective table is deemed to be outstanding for such person, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Unless otherwise noted, the business address of each beneficial owner listed is 44370 Old Warm Springs Blvd., Fremont, CA 94538. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

As of March 12, 2024, we had 10,560,421 shares of common stock issued and outstanding.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Dr. Uttam Patil	72,428	*
Eugene Jiang (1)	147,373	1.4%
Leeds Chow	52,007	*
Yen-Hsin Chou	41,956	*
Hsin-Hui Miao	48,072	*
Dr. Tsang-Ming Jiang	41,994	*
Norimi Sakamoto	41,854	*
Dr. Tsung-Shann Jiang (2)(4)	590,843	5.6%
Dr. Chang-Jen Jiang (3)	42,082	*
Yoshinobu Odaira	57,758	*
Che-Wei Hsu	41,723	*
Shuling Jiang	1,628,464	15.4%
Yu-Min Chung	41,943	*
All officers and directors as a group (Fourteen (14) persons)	2,848,497	27.0%
YuanGene Corporation (4)	829,699	7.9%

*	less than 1%.

(1)	Eugene Jiang held 147,373 shares through direct ownership.

(2)	Dr. Tsung-Shann Jiang held 167,599 shares of common stock through his ownership in YuanGene Corporation, 722 shares through Rgene Corporation, 608 shares through BioFirst, 45 shares through BioLite, 3,227 shares through Lion Arts, and the rest of 418,642 shares through direct ownership.

(3)	Dr. Chang-Jen Jiang held 234 shares of common stock in the Company through his ownership in BioFirst, 1 share through Rgene, and the rest of 41,847 shares through direct ownership.

(4)	Ms. Shuling Jiang held 662,100 shares of common stock through her ownership in YuanGene Corporation, 964 shares through Rgene Corporation, 8,833 shares through BioFirst, 182 shares through BioLite, 48,761 shares through Liongene, 21,313 shares through Keypoint, 1,012 shares through Genepro, 12,747 shares through Lion Arts, and the rest of 872,552 shares through direct ownership.

(5)	YuanGene Corporation is a company wholly-owned by Lion Arts, which is owned by Shu-Ling Chiang (80%) and Dr. Tsung-Shann Jiang (20%); however, YuanGene appointed Eugene Jiang to have sole voting control over the shares held by YuanGene, the principal office address of which is 2nd floor, Building B, SNPF Plaza, Savalalo, Apia, Samoa.

PROPOSAL NO. 1 — ISSUANCE PROPOSAL

Purpose

Real Estate Transaction

On February 8, 2024, the Company filed a current report on Form 8-K to disclose that on February 6, 2024 (the “Agreement Date”), it entered into a definitive agreement with Shuling Jiang (“Jiang”), pursuant to which Jiang would transfer the ownership of certain land she owns located at Taoyuan City, Taiwan (the “Land”) to the Company (the “Agreement”). Jiang is a director of the Company, is married to TS Jiang (the Company’s Chief Strategic Officer) and owns approximately 10% of the Company’s issued and outstanding shares of common stock. Accordingly, the transaction contemplated by the Agreement constitutes a related party transaction as defined by Item 404 of Regulation S-K.

In consideration for the Land, the Company shall pay Jiang (i) 703,495 restricted shares of the Company’s common stock (the “Jiang Shares”) at a price of $3.50 per share and (ii) five-year warrants to purchase up to 1,000,000 shares of the Company’s common stock (the “Warrant Shares,” together with the Jiang Shares, the “Shares”), with an exercise price of $2.00 per share (the “Warrant”). Under the Agreement, Jiang will also transfer outstanding liability owed on the Land (approximately $500,000) to the Company. Thus, the parties value the exchange at approximately $2,962,232.

The Warrant will be exercisable, at the option of the holder, in whole or in part, until sixty (60) months from the date the Warrant is issued or the earlier closing of a Fundamental Transaction (as defined in the Warrant). A holder (together with its affiliates) may not exercise any portion of such holder’s Warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise (the “Maximum Percentage”), except that if at any time the Holder Group (as defined in the Warrant) beneficially owns in excess of 4.99% of any class of equity interests in the Company that is registered under the Securities Exchange Act of 1034, as amended (excluding any interests deemed beneficially owned by virtue of the Warrant), then the Maximum Percentage shall automatically increase to 9.99% so long as the Holder Group owns in excess of 4.99% of such class of equity interests (and shall, for the avoidance of doubt, automatically decrease to 4.99% upon the Holder Group ceasing to own in excess of 4.99% of such class of equity interests).

As of the Agreement Date, the Company had 9,856,925 shares of common stock outstanding. Therefore, the Jiang Shares represent 7% of the shares of common stock issued and outstanding and the Warrant Shares, if acquired, represent 10.15% of the shares of common stock issued and outstanding, resulting in Jiang possible owning approximately 17% of the shares of common stock issued and outstanding.

Nasdaq Listing Rule 5635(d) requires us to obtain stockholder approval prior to a transaction, other than a public offering, involving the sale, issuance or potential issuance by the Company of Common Stock (or securities convertible into or exercisable for Common Stock), which equals 20% or more of the Common Stock or 20% or more of the voting power outstanding immediately prior to the issuance (the “Exchange Cap”) at a price that is less than the lower of (the “Minimum Price”): (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement in connection with such transaction; or (ii) the average Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of such binding agreement. In the case of the Agreement, the Shares were issued and the exercise price of the Warrant is above the Minimum Price and the 20% threshold is determined based on the shares of our Common Stock outstanding on the Agreement Date, since the Company planned to issue the shares the next day.

The Company issued the Jiang Shares after entering into the Agreement, but Jiang has since returned the Jiang Shares and the Company has rescinded same so that we can first obtain the necessary shareholder approval. Accordingly, we are seeking stockholder approval to issue the Jiang Shares and potential Warrant Shares, to comply with Nasdaq Listing Rule 5635(d), to issue more than 20% of our outstanding common stock to Jiang pursuant to the Agreement.

Following the issuance of the Jiang Shares, there would be an increase in the number of shares of our common stock outstanding, and, as a result, if the Warrant is also exercised, our current stockholders will own a smaller percentage of our then-outstanding shares of common stock. Additionally, the issuance or resale of our common stock issued to the holder upon exercise of the Warrant could cause the market price of our common stock to decline.

Under the Nasdaq Listing Rules, we are not permitted (without risk of delisting) to undertake a transaction that could result in a change in control of us without seeking and obtaining separate stockholder approval. We are not required to obtain stockholder approval for the Agreement or issuance of Shares under Nasdaq Listing Rule 5635(b) because Jiang will only own 8.22% of our Common Stock following the issuance of the Jiang Shares and the issuance shall not be deemed a change in control.   If Jiang exercises the Warrant in full, she will own an aggregate of 17% of our Common Stock. However, the Warrant contains a blocker provision that limits the number of shares which Jiang or its affiliates may be deemed to beneficially own at any time at 10.99% of the outstanding shares.

Although Nasdaq has not adopted any rule on what constitutes a “change of control” for purposes of Rule 5635(b), Nasdaq has previously indicated that the acquisition of, or right to acquire, by a single investor or affiliated investor group, as little as 20% of the common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer could constitute a change of control. Accordingly, we do not believe that this transaction would result in a change of control.

Reasons for the Real Estate Transaction

The Company seeks to acquire the Land to develop plant factories for its botanical pipeline; to grow the raw materials needed to develop the Company’s botanical drugs. The acquisition aims to establish a base for Good Agricultural Practices (GAP) fields and an integrated platform for collaboration between researchers and industry leaders. ABVC’s long term goal is to use the Land as an integrated platform for the global development of the Asian healthcare business and the medical, pharmaceutical, and biotechnology industries.

Management of the Company believes that the Land will add more value to the Company’s shareholders and facilitates the Company’s development plans. They also believe that developing the fields will enable the Company to reduce the cost of raw material purchases.

Following the pandemic, life sciences-related real estate in Asia has been considered a hot spot, according to https://www.scmp.com/presented/business/topics/apac-life-sciences-opportunities/article/3157871/life-sciences-real. According to that same article, “burgeoning demand for pharmaceuticals from a greying population; government policies to support the industry; a steady flow of mergers and acquisitions; a rising number of listings; and the expansion of R&D capacity” has led to a demand for life sciences real estate in Asia Pacific.

The acquisition of real estate assets is to develop plant factories for ABVC’s botanical pipeline strategically; ABVC hopes the property will ultimately be used as an integrated platform for the global development of the Asian healthcare business and the medical, pharmaceutical, and biotechnology industries. ABVC’s real estate investment raises the shareholders’ equity and facilitates ABVC’s drug development plan, and ABVC believes it will help generate revenue in the future.

If the Company does not obtain Shareholder Approval at the Meeting, it will call a meeting every four months thereafter to seek Shareholder Approval until the earlier of the date on which Shareholder Approval is obtained.

Interests of Certain Persons

When you consider our Board’s recommendation to vote in favor of this proposal, you should be aware that our directors and executive officers and existing stockholders may have interests that may be different from, or in addition to, the interests of other of our stockholders. This is especially the case for Jiang and TS Jiang since Jiang is a director of the Company and is married to TS Jiang (the Company’s Chief Strategic Officer).

Potential Consequences if this Proposal is Not Approved

The Board is not seeking the approval of our stockholders to authorize our entry into or consummation of the transactions contemplated by the Agreement. We are only asking for approval to issue the Jiang Shares and upon exercise, the Warrant Shares.

The failure of our stockholders to approve this Proposal will mean that: (i) we cannot issue the Shares to Jiang, (ii) we cannot permit the exercise of the Warrant for shares of common stock above the Exchange Cap and (ii) we would, in lieu of issuing shares of common stock above the Exchange Cap, be obligated to call a meeting of stockholders every four months to seek stockholder approval until the earlier of the date stockholder approval is obtained or the Warrant is no longer outstanding.

The Warrant has an initial exercise price of $2 per share. Accordingly, we would realize an aggregate of up to approximately $2,000,000 in gross proceeds if the Warrant were exercised in full based on such value. If the Warrant cannot be exercised, we will not receive any such proceeds, which could adversely impact our ability to fund our operations.

No Appraisal Rights

Appraisal or dissenter rights are statutory rights under the laws of Delaware that enable stockholders who object to certain extraordinary transactions to demand that the corporation pay such stockholders the fair value of their shares instead of receiving the consideration offered to stockholders in connection with the extraordinary transaction. However, appraisal or dissenter rights are not available in all circumstances. Appraisal rights are not available to our stockholders in connection with the Issuance Proposal.

Further Information

The terms of the Agreement and Warrant are only briefly summarized above. For further information, please refer to the form of the Agreement and Warrant, which was filed with the SEC as exhibits to our Current Report on Form 8-K filed on February 6, 2024, and are incorporated herein by reference. The discussion herein is qualified in its entirety by reference to the filed documents.

Vote Required

The proposal to grant the Board authority to issue the shares subject to the Issuance Proposal requires the affirmative vote of a majority of the votes cast at the Meeting by the holders of shares of Common Stock entitled to vote. Abstentions and broker non-votes will have no effect on the result of the vote.

Recommendation of the Board

The Board unanimously recommends that you vote all of your shares “FOR” the Issuance Proposal described in this Proposal No. 1.

OTHER MATTERS

Our Board knows of no other matter to be presented at the Meeting. If any additional matter should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters.

OTHER INFORMATION

Electronic Delivery Of Future Shareholder Communications

Registered shareholders can further save the Company expense by consenting to receive all future proxy statements, forms of proxy and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please access the website www.proxyvote.com when transmitting your voting instructions and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. Your choice will remain in effect unless and until you revoke it.

To revoke your decision to receive or access shareholder communications electronically, access the website www.proxyvote.com, enter your current PIN, select “Cancel my Enrollment” and click on the Submit button. After submitting your entry, the Cancel Enrollment Confirmation screen will be displayed. This screen will show your current Enrollment Number. To confirm your enrollment cancellation, click on the Submit button. Otherwise, click on the Back button to return to the Enrollment Maintenance screen. After submitting your entry, the Cancel Enrollment Complete screen will be displayed. This screen will indicate that your enrollment has been cancelled. You may be asked to complete a brief survey to help us understand why you opted out of electronic delivery. You will be sent an e-mail message confirming the cancellation of your enrollment. No further electronic communications will be conducted for your account and your Enrollment Number will be marked as “Inactive.” You may at any time reactivate your enrollment. You will be responsible for any fees or charges that you would typically pay for access to the Internet.

Proxy Solicitation

The solicitation of proxies is made on behalf of the Board and we will bear the cost of soliciting proxies. Proxies may be solicited through the mail and through telephonic or telegraphic communications to, or by meetings with, Shareholders or their representatives by our directors, officers and other employees who will receive no additional compensation therefor. We may also retain a proxy solicitation firm to assist us in obtaining proxies by mail, facsimile or email from record and beneficial holders of shares for the Meeting. If we retain a proxy solicitation firm, we expect to pay such firm reasonable and customary compensation for its services, including out-of-pocket expenses.

We request persons such as brokers, nominees and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy. We will reimburse such persons for their reasonable expenses.

Delivery of Proxy Materials to Households

Only one copy of this proxy statement is being delivered to multiple registered Shareholders who share an address unless we have received contrary instructions from one or more of the Shareholders. A separate form of proxy and a separate notice of the Meeting are being included for each account at the shared address. Registered Shareholders who share an address and would like to receive a separate copy of this proxy statement, or have questions regarding the householding process, may contact the Company’s transfer agent: Vstock Transfer, LLC, by calling (212) 828-8436, or by forwarding a written request addressed to Vstock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598. Promptly upon request, a separate copy of this proxy Statement will be sent. By contacting Vstock Transfer, LLC, registered Shareholders sharing an address can also (i) notify the Company that the registered Shareholders wish to receive separate annual reports to Shareholders, proxy statements and/or Notices of Internet Availability of Proxy Materials, as applicable, in the future or (ii) request delivery of a single copy of annual reports to Shareholders and proxy statements in the future if registered Shareholders at the shared address are receiving multiple copies.

Many brokers, brokerage firms, broker/dealers, banks and other holders of record have also instituted “householding” (delivery of one copy of materials to multiple Shareholders who share an address). If your family has one or more “street name” accounts under which you beneficially own shares of our Common Stock, you may have received householding information from your broker, brokerage firm, broker/dealer, bank or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this proxy statement or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding.

Where You Can Find Additional Information

The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information are available on the SEC’s website at www.sec.gov. Shareholders who have questions in regard to any aspect of the matters discussed in this proxy statement should contact Leeds Chow, our Chief Financial Officer, at info@ambrivis.com or by telephone at 562-774-2958.

Annex A

Form of Proxy Card

ABVC BIOPHARMA, INC.

May 30, 2024

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held at 9:00 a.m. EST on May 30, 2024

(Record Date – April 25, 2024)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Uttam Patil, as proxy of the undersigned, with full power to appoint his substitute, and hereby authorizes him to represent and to vote all the shares of stock of ABVC BioPharma, Inc. which the undersigned is entitled to vote, as specified below on this card, at the Special Meeting of Shareholders of ABVC BioPharma, Inc. to be held virtually on Zoom on May 30, 2024, at 9:00 a.m., EST, and at any adjournment or postponement thereof.

To attend the virtual Meeting via Zoom, go to: https://us06web.zoom.us/j/84730414363

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS FOR THE PROPOSAL. This proxy authorizes the above designated proxy to vote in his discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

THE ISSUANCE PROPOSAL.

PLEASE SIGN, DATE AND RETURN PROMPTLY, BEFORE 11:59 P.M. EST ON MAY 29, 2024, IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK

PROPOSAL 1: To authorize, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our common stock, including upon the exercise of warrants, issuable pursuant to a real estate purchase agreement by and among the Company and Shuling Jiang (“Shuling”), dated February 6, 2024, (the “Agreement”) in an amount equal to or in excess of 20% of our common stock outstanding on the date of the Agreement (the “Issuance Proposal”).

For	Against	Abstain
☐	☐	☐

Please indicate if you intend to attend this meeting ☐ YES ☐ NO

Signature of Shareholder:
Date:
Name shares held in (Please print):	Account Number (if any):
No. of Shares Entitled to Vote:	Stock Certificate Number(s):

Note:	Please sign exactly as your name or names appear in the Company’s stock transfer books. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.

If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.

If the signer is a partnership, please sign in partnership name by authorized person.

Please provide any change of address information in the spaces below in order that we may update our records:

Address:

A-1